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                                                              Exhibit(e)(1)(iii)

(ING FUNDS LOGO)

December 7, 2005

Michael J. Roland
Executive Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Roland:

     Pursuant to the Underwriting Agreement dated September 23, 2002, as amended, between ING Mutual Funds and ING Funds Distributor, LLC (the "Agreement") we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Diversified International Fund, ING Emerging Markets Fixed Income Fund, ING Greater China Fund, ING Index Plus International Equity Fund and ING International Capital Appreciation Fund, five newly established series of ING Mutual Funds (the "Funds"), effective December 7, 2005, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

     AMENDED SCHEDULE A has also been updated to reflect the name change from ING International SmallCap Growth Fund to ING International SmallCap Fund and ING Worldwide Growth Fund to ING Global Value Choice Fund.

     Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Funds.

                                        Very sincerely,

                                        /s/ Robert S. Naka
                                        ----------------------------------------
                                        Robert S. Naka
                                        Senior Vice President
                                        ING Mutual Funds

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC


By: /s/ Michael J. Roland
    ---------------------------------
    Michael J. Roland
    Executive Vice President

7337 E. Doubletree Ranch Rd.          Tel: 480-477-3000         ING Mutual Funds
Scottsdale, AZ 85258-2034             Fax: 480-477-2700
                                      www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                                ING MUTUAL FUNDS

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

NAME OF FUND

ING Diversified International Fund
ING Emerging Countries Fund
ING Emerging Markets Fixed Income Fund
ING Foreign Fund
ING Global Equity Dividend Fund
ING Global Real Estate Fund
ING Global Value Choice Fund
ING Greater China Fund
ING Index Plus International Equity Fund
ING International Capital Appreciation Fund
ING International Fund
ING International SmallCap Fund
ING International Value Choice Fund
ING Precious Metals Fund
ING Russia Fund